UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             December 20, 2002
              Date of Report (Date of Earliest Event Reported)

                             SPORT CHALET, INC.
           (Exact name of registrant as specified in its charter)

      Delaware                     0-20736                     95-4390071
   (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                       Identification Number)
    incorporation)

                            839 Houseman Street
                        La Canada, California                 91011
                  (Address of principal executive offices)  (Zip Code)

                              (818)  790-2717
              (Registrant's telephone number, including area code)


                           920 Foothill Boulevard
                        La Canada, California 91011
       (Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant.
-------     ---------------------------------

      On December 20, 2002, Norbert J. Olberz, the founder, Chairman Emeritus and principal stockholder of Sport Chalet, Inc. (the "Company"), and his wife, Irene M. Olberz, through the Olberz Family Trust, a revocable grantor trust (the "Trust"), granted to SC Option, LLC, a California limited liability company (the "LLC"), an option (the "Option") to purchase, under certain circumstances, all of the shares (currently 4,351,972) of the Company's Common Stock (the "Option Shares") held by the Trust, pursuant to an Option Agreement dated as of December 20, 2002 (the "Option Agreement"), between the LLC and Norbert J. Olberz and Irene M. Olberz (the "Trustees") as co-trustees of the Trust. The managers of the LLC currently are Craig L. Levra, the Company's Chairman of the Board, President and Chief Executive Officer, and Howard K. Kaminsky, the Company's Executive Vice President-Finance and Chief Financial Officer, who hold 59.1% and 39.4%, respectively, of the interests in the LLC. The members of the LLC are Messrs. Levra and Kaminsky and Dennis D. Trausch, Claudia G. Reich and Jeff Lichtenstein, the Company's Executive Vice President-Growth and
Development, Senior Vice President-Marketing and Advertising, and Vice President-Loss Prevention and Risk Management, each of whom holds a 0.5% interest in the LLC. The Option is exercisable upon the death of Norbert J. Olberz. The LLC and the Trustees entered into the Option Agreement to provide for the smooth transition of control of the Issuer in the event of the death of Mr. Olberz, the Company's founder and Chairman Emeritus.

      Pursuant to the terms of Option Agreement, the LLC acquired the Option for $1,000 to purchase all, but not less than all, of the Option Shares at any time during the period of 181 days from and after the date of death of Mr. Olberz (the "vesting" or "measurement" date). Prior to the vesting date, the Trustees are permitted to encumber the Option Shares and to sell Option Shares privately or in the market or to transfer Option Shares by gift or otherwise as long as the Trust continues to hold at least 51% of the outstanding Common Stock on a fully diluted basis. The purchase price per share for the Option Shares is equal to the closing price of the Common Stock on the day preceding the vesting date.

      The Option Agreement also provides the LLC with a right to negotiate with the Trustee if the Trustee desires to entertain or effect, or commences any activities that might reasonably be expected to result in, any "Acquisition Proposal" (as defined in the Option Agreement). The Option Agreement is subject to termination upon certain events, including the mutual consent of the Trust and the LLC or in the event Craig L. Levra ceases to be the Chief Executive Officer of the Company for any reason. In addition, the purchase of the Option Shares by the LLC upon exercise of the Option is subject to certain conditions, including the ability of the LLC to obtain sufficient financing to purchase the Option Shares. The Option Agreement was negotiated directly between Norbert J. Olberz and the members of the LLC.

      For financial accounting purposes, the grant of the Option by the principal stockholder of the Company is being treated in a manner consistent with a grant of an option by the Company. The Company has also treated the grant of the option to the LLC as if the grant were made directly to employees of the Company, as (i) the members of the LLC are employees of the Company, (ii) no non-employee services will be provided to the Company by the LLC or members of the LLC and (iii) for economic and tax purposes, the LLC is a pass through entity in that all income or losses of the LLC are passed through to its individual members.

      In addition, upon a member of the LLC (other than Mr. Levra or Mr. Kaminsky) ceasing to be a senior executive officer of the Company, his or her membership interest shall terminate. Because the Option has been granted with an exercise price equal to the market price on the measurement date, the Company will not be required to recognize compensation expense in connection with the grant of the Option. The fair value of the Option is being recognized as compensation expense for purposes of calculating pro forma net income and pro forma earnings per share as required by FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The fair value for the Option was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of 4.0%, dividend yields of 0%, weighted-average volatility factors of the expected market price of the Company's Common Stock of 0.41 and an expected life of the Option of 180 days. For purposes of pro forma disclosures, the estimated fair value of $3.8 million for the Option is being amortized to expense over the Option's vesting period, which has been estimated at nine years.

      The staff of the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC") has verbally confirmed to the Company that the staff would not object to the Company's accounting treatment and disclosures described above. Ernst & Young LLP, the Company's independent auditors, also have concurred with the Company's proposed accounting treatment as described above in a letter dated December 20, 2002 addressed to the Audit Committee of the Board of Directors.

      The Company understands that the staff's non-objection to the proposed accounting treatment, and Ernst & Young LLP's concurrence with the proposed accounting treatment, are based upon the condition that (i) the members of the LLC are employees of the Company and (ii) no non-employee services will be provided to the Company by the LLC or members of the LLC. In the event that goods or services (other than employee services) are provided to the Company by the LLC or its members, the Company may be required to account for all or a portion of the Option grant pursuant to EITF 96-18, ACCOUNTING FOR EQUITY
INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES.

      For a more complete description of the Option, the LLC and the Company's communications with the SEC and Ernst & Young LLP, see the exhibits hereto. This summary is qualified in its entirety by the Operating Agreement of the LLC (Exhibit 99.1), the Option Agreement (Exhibit 99.2), the letter dated September 18, 2002 from the Company to the SEC (Exhibit 99.3) and the letter dated December 20, 2002 from Ernst & Young LLP to the Audit Committee (Exhibit 99.4).

Item 7.     Financial Statements and Exhibits.
-------     ----------------------------------

            (c)   Exhibits

            99.1 Operating Agreement of SC Option, LLC dated as of December 20, 2002.

            99.2 Option Agreement dated as of December 20, 2002, between SC Option, LLC and Norbert Olberz and Irene Olberz as Co-Trustees of the Olberz Family Trust.

            99.3 Letter dated September 18, 2002 from Sport Chalet, Inc. to the Securities and Exchange Commission.

            99.4 Letter dated December 20, 2002 from Ernst & Young LLP to the Audit Committee of the Board of Directors of Sport Chalet, Inc.

            99.5 Press release: "Olberz Family Trust Grants Option to Sport Chalet Management."

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 20, 2002             SPORT CHALET, INC.


                                      By  /s/ Howard K. Kaminsky
                                        ________________________________
                                           Howard K. Kaminsky,
                                           Executive Vice President-Finance,
                                           Chief Financial Officer and Secretary

                                                                    Exhibit 99.1
                                                                    ------------

                                SC OPTION, LLC

                             OPERATING AGREEMENT

      THIS OPERATING AGREEMENT ("Agreement") of SC Option, LLC ("Company") is made and entered into as of this 20th day of December, 2002 by and among the parties whose names are set forth on Exhibit A hereto (individually, a "Member" and collectively, the "Members"). Capitalized terms shall have the meanings set forth in Article X or, to the extent not inconsistent, as otherwise defined herein.

                                   RECITALS

      A. The Company was formed on May 3, 2002, as a California limited liability company with the filing of Articles of Organization ("Articles") with the California Secretary of State.

      B. The Company has been formed by the Members, all of whom are Senior Executives of Sport Chalet, Inc. ("Sport Chalet"), in anticipation of the execution and delivery of an Option Agreement dated as of December __, 2002 (the "Option Agreement"), between the Company and Norbert Olberz and Irene Olberz, as Co-Trustees of the Olberz Family Trust (the "Trustees"), whereby the Company will obtain an option to purchase common stock of Sport Chalet (the "Option") exercisable upon the death of Norbert Olberz and certain rights with respect to any sale of Sport Chalet or of Common Stock by the Trustees during his lifetime.

      C. The Members desire to adopt and approve this Agreement as an operating agreement for the Company under the Beverly-Killea Limited Liability Act ("Act").

      NOW, THEREFORE, the Members hereby adopt and approve the following agreement as the operating agreement for the Company under the Act effective as of the date of filing of the Articles:

                                  ARTICLE I
                                  ---------

                                 ORGANIZATION
                                 ------------

     1.1    Name.  The name of the Company shall be SC Option, LLC.

     1.2 Term. The term of existence of the Company commenced on the date of the filing of the Articles and, unless the Company is earlier dissolved in accordance with this Agreement, shall continue until terminated by the provisions of this Agreement or as provided by law.

     1.3 Office. The office of the Company shall be located at 920 Foothill Boulevard, La Canada, California 91011, or such other location as the Managers may determine from time to time.

     1.4 Agent for Service of Process. The initial agent for service of process on the Company initially shall be as set forth in the Articles. The Managers may from time to time change the Company's agent for service of process.

     1.5 Purpose. The purpose of the Company is to facilitate the transactions contemplated by the Option Agreement, including the implementation of any purchase of the common stock of Sport Chalet on exercise of the Option.

                                  ARTICLE II
                                  ----------

                                  MEMBERSHIP
                                  ----------

     2.1 Members. The Members of the Company shall be those Persons whose names are set forth on Exhibit A hereto and each Person who may hereafter be admitted as a Member in accordance with this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 Membership Interests. The membership interest of the Company shall be divided into Units (the "Units"), each Unit to represent $1.00 of capital contributed.

     2.3 Additional Units. Existing Members may be issued additional Units upon the consent of the Managers and a Majority in Interest of the Members, and additional Persons may be admitted to the Company as Members upon compliance with the provisions of this Agreement and upon such terms and conditions as the Managers may determine, provided that no new class of Units having rights or preferences senior to those of the existing Units may be issued without the unanimous approval of the Members. The records of the Company shall be amended by the Managers as appropriate to reflect the acquisition by existing Members of additional Units or the admission of additional Members.

     2.4 Admission of Members. Notwithstanding any other provision of this Agreement, no Person shall be admitted as a Member unless he or she (i) is a Senior Executive, (ii) is approved for membership by a Majority in Interest of the Members, (iii) makes a Capital Contribution for the number of Units to be allocated to him or her and (iv) agrees in writing to be bound by the terms and conditions of this Agreement as fully as if he or she were an original signatory hereto. If so admitted, the new Member shall have all the rights and powers, and will be subject to all the restrictions and liabilities, of a Member.

     2.5 Powers of Members. Notwithstanding any other provision of this Agreement, the following actions may be taken only with the approval of the Managers and a Majority in Interest of the Members:

      (a) the merger of the Company or the sale or exchange in a single transaction of all or substantially all of the Company's assets;

      (b) any act that would make it impossible to carry out the purpose of the Company;

      (c) any amendment to this Agreement; or

      (d) dissolution of the Company as provided in Section 9.1.

     2.6 Resignation, Withdrawal or Termination. No Member may resign, retire or withdraw from membership in the Company or withdraw his or her interest in the capital of the Company without the prior written approval of the Managers and a Majority in Interest of the Members. Upon a Member (other than Craig L. Levra or Howard K. Kaminsky) ceasing to be a Senior Executive, whether by reason of death, voluntary resignation, termination by Sport Chalet or otherwise, his or her membership interest in the Company shall terminate and he or she shall be entitled to a return of his or her Capital Contribution.

     2.7 Loans by Members. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement.

     2.8 No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company or to any other Person, under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member. Each Member shall be liable only to make such Member's Capital Contribution to the Company and any other payments provided expressly herein.

     2.9 Rights of Members to Bind Company. Unless otherwise provided in this Agreement or expressly and duly authorized in writing to do so by the Managers, no Member shall have the power or authority to bind or act on behalf of the Company in any way, to pledge its credit or to render it liable for any purpose.

                                 ARTICLE III
                                 -----------

                           CONTRIBUTIONS TO CAPITAL
                           ------------------------

     3.1 Initial Capital Contributions. Each Member shall contribute to the capital of the Company as the Member's initial Capital Contribution the amount set forth in Exhibit A attached hereto opposite such Member's name. Such Capital Contribution shall be in the form of cash or payment of all or a portion of the option price under Section 1.3 of the Option Agreement on behalf of the Company.

     3.2 Additional Contributions. No Member shall be required to make any additional Capital Contribution. No Member may voluntarily make any additional Capital Contribution.

     3.3 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right (a) to demand the return of such Member's Capital
Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except as required by Section 2.6 or upon dissolution of the Company pursuant to Article IX hereof, or (b) to cause a partition of the Company's assets.

                                  ARTICLE IV
                                  ----------

                                  MANAGEMENT
                                  ----------

     4.1 Management by Managers. The Managers shall have full and complete authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters, and to represent the Company vis-a-vis third parties. Action by the Managers shall be by unanimous vote or written consent. The Managers are authorized and directed to execute and deliver the Option Agreement on behalf of the Company, and are authorized on behalf of the Company to execute and deliver such amendments to the Option Agreement and take such other action with respect to the Option as they may deem advisable. Without limiting the foregoing, and except as otherwise provided in this Agreement, the Members shall have no rights to vote on any matter except as required by law, it being the intention of the Members to vest the management of the Company in the Managers.

     4.2 Limitations on Power of Managers. Notwithstanding any other provisions of this Agreement, the Managers shall not have authority under this Agreement to cause the Company to engage in the transactions described in Section 2.5 without first obtaining the approval of the Members as set forth therein.

     4.3    Designation of Managers.

            (a) The Company shall have two Managers, who shall be Craig L. Levra and Howard K. Kaminsky, unless and until resignation or removal in accordance with the provisions of this Agreement. The Managers shall receive no remuneration for serving in that capacity.

            (b) A Manager may resign at any time by giving written notice to the Members without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of a Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

            (c) A Manager may be removed, with or without cause, by a Majority in Interest of the Members, and a Manager shall be deemed to have been removed automatically upon his death. Any removal shall be without prejudice to the rights, if any, of the Manager under any contract to which the Company is a party.

            (d) If a Manager shall resign or be removed in accordance with this Agreement, a replacement Manager shall be designated by a Majority in Interest of the Members.

     4.4 Devotion of Time. The Managers shall devote to the management of the Company such time and effort as shall be necessary or appropriate for the furtherance of the Company's purpose.

     4.5 Other Activities. The Members and the Managers may acquire, sell or transfer common stock or other securities of Sport Chalet without having to present that opportunity to the Company, and neither the Company nor any of the

Members or the Managers shall have any right in or to such securities or to any income or proceeds derived therefrom.

     4.6 No Liability. The Managers shall not be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being the Managers of the Company.

                                  ARTICLE V
                                  ---------

                           RECORDS AND TAX MATTERS
                           -----------------------

     5.1 Records. Proper and complete books of account and records of the Company (including those books and records identified in Section 17058 of the Act) shall be kept by the Company at the office designated in Section 1.3.

     5.2 Tax Information. The Company shall cause to be prepared at least annually information necessary for the preparation of the Members' federal and state income tax returns. The Company shall send or cause to be sent to the Members within ninety (90) days after the end of each taxable year such information as may be necessary to their complete federal and state income tax or information returns.

     5.3 Bank Accounts. The Managers shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person. The authority for endorsement of checks, drafts and other evidences of indebtedness made payable to the order of the Company for the purpose of deposit into the Company's accounts, as well as the signing of checks, drafts, and other instruments obligating the Company to pay money, shall be as determined by the Managers.

     5.4 Classification for Tax Purposes. It is the Members' intention that the Company be classified as a partnership for federal and state tax purposes. Consequently, the Company may not make an election under Treasury Regulation
Section 301.7701-3(c) (and corresponding provisions of state law) to be classified as an association taxable as a corporation unless the Members unanimously agree to the making of such election.

     5.5 Tax Matters. For any period during which the Company is classified as a partnership for tax purposes, Howard K. Kaminsky shall be the "Tax Matters Partner" (as defined in Code Section 6231), and shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, and shall be authorized to expend Company funds for professional services and costs associated therewith.

                                  ARTICLE VI
                                  ----------

                                 ALLOCATIONS
                                 -----------

     6.1 Allocation of Net Income or Net Loss. For each Accounting Period, Net Income or Net Loss, or items thereof, shall be allocated to the holders of Units in proportion to their ownership of Units from time to time during such period.

     6.2    Tax Allocations.

            (a) Items of income, deduction, gain, loss or credit of the Company that are recognized for income tax purposes shall be allocated among the Members in a manner that follows, to the extent possible, the allocations in Section 6.1 and in such manner as to reflect equitably the amounts credited to or debited against each Member's Capital Account (or which will be so credited and debited), whether in such year, in prior years or in subsequent years. The Company shall establish and maintain records that indicate the extent to which the Capital Account of each Member, as of the last day of each Fiscal Year, includes amounts that have and have not been reflected in the taxable income of such Member.

            (b)  In  performing  the  allocations  under  Section  6.2(a),   the
following rules shall apply unless manifestly unreasonable:

                  (i) Items of income and gain of the Company shall be allocated to the Members in a manner that complies with the gain charge-back requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

                  (ii) If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) or 1.704-l(b)(2)(ii)(d)(6),
items of Company gross income and gain shall be specially allocated to such Member for tax purposes in an amount and manner sufficient to eliminate as quickly as possible any deficit balance created by such adjustments, allocations or distributions in the Member's capital account maintained for tax purposes.

                  (iii) All "nonrecourse deductions" shall be allocated among the holders of Units in proportion to their ownership of Units from time to time during such period.

                  (iv) All "partner nonrecourse deductions" shall be specially allocated to the Members who bear the economic risk of loss with respect to the "partner nonrecourse debt" to which such "partner nonrecourse deductions" are attributable.

                  (v) The allocations set forth in the preceding provisions of this Section 6.2 (hereinafter, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.2(b)(v). Therefore, notwithstanding any other provision of this Agreement (other than the provisions governing the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate, to the end that each Member's capital account balance should equal the balance the Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.1. In exercising its discretion under this Section 6.2(b)(v), the Managers shall take into account future Regulatory Allocations under Sections 6.2(b) above that, although not yet made, are likely to offset other Regulatory Allocations previously made under this Section 6.2(b).

     6.3    Special Tax Provisions.

            (a) Section 704(c) Adjustments. Notwithstanding anything in Section 6.2, in accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss and deduction with respect to an asset, if any, contributed to the capital of the Company shall, solely for tax purposes, be allocated between the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value upon contribution to the Company. If the book value of any asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset to the Company for federal income tax purposes and its book value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

            (b) Section 754 Election. A Code Section 754 election may be made for the Company at the sole discretion of the Managers. In the event of an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or Code Section 743(b) pursuant to a Section 754 election, subsequent allocations of tax items shall reflect such adjustment consistent with the Treasury Regulations promulgated under Code Sections 704, 734 and 743.

            (c) Allocations Upon Transfers of Company Interests. If during an Accounting Period, a Member (the "Transferring Member") Transfers Units to another Person, items of Net Income and Net Loss, together with corresponding tax items, that otherwise would have been allocated to the Transferring Member with regard to such Accounting Period shall be allocated between the Transferring Member and the transferee in accordance with their respective Units during the Accounting Period using any method permitted by Code Section 706 and selected by the Managers.


                                 ARTICLE VII
                                 -----------

                                DISTRIBUTIONS
                                -------------

     7.1 Distributions. The Units shall share ratably all distributions from the Company.

     7.2 Discretionary Distributions. The Managers may, with the approval of a Majority in Interest of the Members, make additional distributions to the Members in such amounts and at such times as they shall determine.

     7.3    Restriction on Distributions.

            (a) The Company shall not make any distribution to the holders of Units unless immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interest in the Company and liabilities as to which recourse of creditors is limited to specified property of the Company, do not exceed the fair value of the Company assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Company assets only to the extent that the fair value of the property exceeds such liability.

            (b) Except as otherwise required by law, no holder of Units shall be liable to the Company for the amount of a distribution received provided that, at the time of the distribution, such holder of Units did not know that the distribution was in violation of Sections 7.2 or 7.3(a). A Member who receives a distribution in violation of Sections 7.2 or 7.3(a), and who knows at the time of the distribution that the distribution violated such condition, shall be liable to the Company for the amount of the distribution.

     7.4 No Other Distributions. Except as otherwise expressly provided for in this Agreement, no distributions shall be required or permitted.


                                 ARTICLE VIII
                                 ------------

                            TRANSFER OF MEMBERSHIP
                            ----------------------

     8.1 Transfer. No Member may Transfer all or any portion of his or her membership interest without the approval of a Majority in Interest of the Members not transferring their membership interests, and then only if (a) the transferee is a Senior Executive, (b) the transferee is admitted as a Member,
(c) the transferee shall have agreed in writing to assume all of the obligations of the Member with respect to the membership interest assigned (including the obligations imposed hereunder as a condition to any transfer), and (d) the Managers shall have concluded (which conclusion may be based upon an opinion of counsel satisfactory to them) that such assignment or disposition will not (i) result in a termination of the Company for federal or state income tax purposes or result in (or materially increase the risk of) the Company being treated as a publicly traded partnership or otherwise taxable as a corporation for federal income tax purposes; or (ii) result in a violation of any law, rule or regulation by that Member, the Company or the other Members.

     8.2 Transfer Void. Any purported Transfer of Units in contravention of this
Article VIII shall be void and of no effect to, on or against the Company, any Member, any creditor of the Company or any claimant against the Company.

                                  ARTICLE IX
                                  ----------

                   DISSOLUTION, LIQUIDATION AND TERMINATION
                   ----------------------------------------

     9.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

            (a) termination of the Option Agreement by its terms;

            (b) the approval of a Majority in Interest of the Members; or

            (c) entry of a decree of judicial dissolution pursuant to Section 17351 of the Act.

     9.2 Authority to Wind Up. Upon dissolution of the Company, the Managers shall have all necessary power and authority required to marshal the assets of the Company, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the Company. In particular, the Managers shall have the authority to continue to conduct the business and affairs of the Company insofar as such continued operation remains consistent, in the judgment of the Managers, with the orderly winding up of the Company.

     9.3 Winding Up and Termination. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members.

     9.4 Distribution of Assets. Upon dissolution and winding up of the Company, the affairs of the Company shall be wound up and the Company liquidated by the Managers. Pursuant to such liquidation the assets of the Company shall be sold unless the Members shall consent to a distribution in kind of the assets. If the Members do not consent to a distribution in kind but the Managers determine that an immediate sale would be financially inadvisable, they may defer sale of the Company assets for a reasonable time. If any assets are distributed in kind, then they shall be distributed on the basis of the fair market value thereof as determined by appraisal, and shall be deemed to have been sold at such fair market value for purposes of the allocations under Article VI. Unless the Members otherwise agree, if any assets are to be distributed in kind, they shall be distributed to the Members, as tenants-in-common, in undivided interests in proportion to distributions to which the Members are entitled under this Section
9.4. The assets of the Company, whether cash or in kind, shall be distributed as follows in accordance with the Act:

            (a) to pay for all expenses of liquidation and winding up;

            (b) to creditors of the Company, other than Members, in the order of priority provided by law;

            (c) to Members who are creditors to the extent permitted by law in satisfaction of liabilities of the Company to such Members, other than liabilities for distributions to Members under Sections 17251 and 17252 of the Act;

            (d) to Members and former Members of the Company in satisfaction of liabilities for distributions under Sections 17251 and 17252 of the Act; and

            (e) to the Members and Assignees ratably in accordance with the number of Units held by each, and except as specifically provided in Section 7.3, no Member or Assignee shall have any obligation at any time to repay or restore to the Company all or any part of any distribution made to him or her from the Company in accordance with this Section 9.4 or Article IX or to make any additional contribution of capital to the Company.


                                  ARTICLE X
                                  ---------

                                 DEFINITIONS
                                 -----------

     10.1 Definitions. The following terms shall have the meanings set forth for purposes of this Agreement:

            "Accounting Period" shall mean for each Fiscal Year the period beginning on the 1st of January and ending on the 31st of December; provided, however, that the first Accounting Period shall commence on the date of formation of the Company and shall end on December 31, 2002, and provided, further, that a new Accounting Period shall commence on any date on which an additional Member is admitted to the Company or a Member ceases to be a Member for any reason.

            "Act" shall have the meaning set forth in the recitals to this Agreement.

            "Agreement" shall mean this Agreement, as the same shall be amended from time to time.

            "Articles" shall have the meaning set forth in the recitals to this Agreement.

            "Assignee" shall mean a transferee of Units who has not been admitted as a Member.

            "Capital Account" shall mean, with respect to any Member, the separate account maintained for such Member by the Company in accordance with the following provisions:

            (a) the capital account of each Member shall be increased by:

                  (i) the Capital Contributions to the Company by such Member (net of any liabilities secured by such property that the Company is considered to assume or hold subject to for purposes of Code Section 752),

                  (ii) such Member's share of Net Income, and

                  (iii) the amount of liabilities of the Company assumed by such Member; and

            (b) shall be decreased by:

                  (i) the amount of money and the agreed fair market value of any property distributed by the Company to such Member pursuant to the provisions of this Agreement (net of any liabilities secured by such property that such Member is considered to assume or hold subject to for purposes of Code
Section 752),

                  (ii) such Member's share of Net Loss, and

                  (iii) the amount of liabilities of such Member assumed by the Company.

            "Capital Contribution" of a Member shall mean that amount of capital actually contributed by the Member to the Company pursuant to Article III.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall mean the limited liability company formed in accordance with the Articles.

            "Fiscal Year" shall mean the period from January 1 to December 31 of each year, or as otherwise required by law.

            "Majority in Interest of the Members" shall mean Members, including Craig L. Levra and Howard K. Kaminsky, holding a majority of the Units.

            "Managers" shall mean the Craig L. Levra and Howard K. Kaminsky or any successors acting as such.

            "Member" shall mean one who executes this Agreement as a Member and any Person who subsequently is admitted as a Member.

            "Net Income" or "Net Loss" shall mean the net book income or loss of the Company for any relevant period as computed for financial accounting purposes.

            "Option" shall have the meaning set forth in the recitals to this Agreement.

            "Option Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

            "Regulatory Allocations" shall have the meaning set forth in Section 6.2(b).

            "Senior Executive" shall mean any Person who shall hold the title of Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or Senior Vice President of Sport Chalet, or shall otherwise be considered an executive officer of Sport Chalet.

           "Sport Chalet" shall mean Sport Chalet, Inc., a Delaware corporation.

           "Transfer" shall mean, when used as a noun, any sale, pledge, gift, bequest, transfer, grant of a security interest, encumbrance or disposition, whether direct or indirect, conditional or unconditional; and shall mean, when used as a verb, to make a Transfer.

           "Transferring Member" shall have the meaning set forth in Section 6.3(c)

           "Treasury Regulations" shall mean regulations issued by the U.S. Department of the Treasury pursuant to the Code.

           "Units" shall have the meaning set forth in Section 2.2.


                                  ARTICLE XI
                                  ----------

                                MISCELLANEOUS
                                -------------

     11.1 Interpretation. Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, and all terms to the singular or plural, as the context in which they are used may require. In the event any claim is made relating to the construction or interpretation of any provision of this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was initially drafted by or at the request of a particular Member or its counsel. Unless otherwise expressly provided or indicated by context, "including" does not limit the preceding words or terms, "or" is used in the inclusive sense and references to Articles and Sections refer to such Articles and Sections to this Agreement.

     11.2 Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

     11.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Members pertaining to the subject matter of this Agreement, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the Members pertaining to that subject matter.

     11.4 Binding  Effect.  Subject to the  restriction on Transfer set forth in
Article VIII, the provisions of this Agreement shall bind and inure to the benefit of the Members and their respective successors and permitted assigns.

     11.5 Parties In Interest. Nothing in this Agreement, including the Exhibit attached hereto, expressed or implied, is intended to confer on any Person other than the Members any right or remedy under or by reason of this Agreement.

     11.6 Notices. Any notice to be given or served upon the Company or the Members in connection with this Agreement shall be in writing and shall be deemed given when personally delivered or 48 hours after deposit with the U.S.

Postal Service as registered or certified mail, postage prepaid, and addressed as specified by the party to receive the notice in Exhibit A attached hereto. Any party may designate any other address by notice so given to the other parties.

     11.7  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

     11.8 Amendment; Waiver. This Agreement may be amended, modified or supplemented only with the approval of a Majority in Interest of the Members. Any of the Members may in writing waive any provision of this Agreement to the extent such provision is for the benefit of that Member. No waiver by any Member of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a Member to seek a remedy for noncompliance or breach by any other Member shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

     11.9 Dispute Resolution. The Members desire to resolve disputes arising out of or related to this Agreement or to the Company without litigation and therefore agree to the following procedure:

            (a) In the event of any dispute, controversy or claim arising out of or related to this Agreement, including a breach hereof, or to the Company, the Members shall consult and attempt to settle such dispute, controversy or claim. If they do not reach a settlement with thirty (30) days, then upon notice by a Member any such dispute, controversy or claim shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable Commercial Arbitration Rules.

            (b) There shall be one arbitrator who shall be designated by the Members or, if the Members cannot agree, by the American Arbitration
Association. The arbitration shall be held in Los Angeles, California. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The award shall be final and binding on the Members and the Company, and judgment thereon may be entered in any court having jurisdiction thereof or having jurisdiction over the Company or any of the Members or their assets.

            (c) Each Member shall bear his or her own legal fees and other costs. The Members shall equally share the fees of the arbitration and the arbitrator; provided, however, that the arbitrator may apportion the fees of the arbitration and the arbitrator, but not the Members' legal fees and other costs.

      IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the day and year first above written.



                                    /s/ CRAIG L. LEVRA
                                    -----------------------------
                                    CRAIG L. LEVRA


                                    /s/ HOWARD K. KAMINSKY
                                    -----------------------------
                                    HOWARD K. KAMINSKY


                                    /s/ JEFF LICHTENSTEIN
                                    -----------------------------
                                    JEFF LICHTENSTEIN


                                    /s/ CLAUDIA G. REICH
                                    -----------------------------
                                    CLAUDIA G. REICH


                                    /s/ DENNIS D. TRAUSCH
                                    -----------------------------
                                    DENNIS D. TRAUSCH

                                  EXHIBIT A


                                   MEMBERS
                                   -------


                                                                   CAPITAL
NAME OF MEMBER         ADDRESS                   NO UNITS       CONTRIBUTION
--------------         -------                   --------       ------------


Craig L. Levra         839 Houseman Street           960          $960.00
                       La Canada, CA 91011

Howard K. Kaminsky     839 Houseman Street           640          $640.00
                       La Canada, CA 91011

Jeff Lichtenstein      839 Houseman Street           8.12         $  8.12
                       La Canada, CA 91011

Claudia G. Reich       839 Houseman Street           8.12         $  8.12
                       La Canada, CA 91011

Dennis D. Trausch      839 Houseman Street           8.12         $  8.12
                       La Canada, CA 91011

                                                                    Exhibit 99.2
                                                                    ------------

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of this 20th day of December, 2002, by and between SC OPTION, LLC, a California limited liability company (the "Optionee"), and NORBERT OLBERZ AND IRENE OLBERZ (the "Trustees"), as Co-Trustees of the Olberz Family Trust under agreement dated May 6, 1997 (the "Trust") (individually, a "Party" and collectively, the "Parties").

                                    RECITALS
      A. The Trustees are the record and beneficial owners of an aggregate of 4,351,972 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Sport Chalet, Inc, a Delaware corporation (the "Company"), constituting approximately 66% of its outstanding Common Stock.

      B. The Trustees desire to grant to certain senior executives of the Company, and these senior executives desire to acquire from the Trustees, an option to purchase shares of Common Stock upon the death of Norbert Olberz and certain rights with respect to any sale of the Company or of Common Stock by the Trustees during his lifetime.

      C. Optionee has been established by these senior executives to facilitate the acquisition of the option and these other rights, and implementation of any purchase of Common Stock on exercise of the option.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties agree as follows:

            1. GRANT OF OPTION

            1.1   The Option

            The Trustees hereby grant to Optionee, and Optionee hereby acquires from the Trustees, the exclusive option (the "Option") to purchase all the 4,351,972 shares of Common Stock owned by the Trustees, less the number of shares sold or reserved for commitments by the Trustees under the Principal Stockholder Award Plan (as defined below) or sold or transferred by the Trustees pursuant to Section 5.2 (the "Option Shares"). For this purpose, the term "Common Stock" shall mean the Common Stock as currently constituted and any equity securities into which the Common Stock may be reconstituted as a result of any stock split, reverse stock split, recapitalization, reclassification or otherwise, and the number of Option Shares shall be adjusted as appropriate.

            1.2   Term of Option

            The term of the Option (the "Option Term") shall commence on the date hereof and shall continue until the earlier of the expiration of the Option without exercise by Optionee pursuant to Section 2.1 or the termination of the Option pursuant to Section 7.

            1.3   Option Price

            The price paid by Optionee for the Option is the sum of $1,000.00, receipt of which is hereby acknowledged by the Trustees.

      2. EXERCISE OF OPTION; CLOSING

            2.1   Exercise of Option

            Optionee may exercise the Option as to all, but not less than all, the Option Shares by notifying the Trustees in writing of such exercise (the "Exercise Notice") at any time during the period of 181 days from and after the date of death of Norbert Olberz (the "Commencement Date"). The Exercise Notice shall provide that, upon satisfaction of all the conditions set forth in Section 6, Optionee shall purchase the Option Shares for the Purchase Price (as defined below), whereupon the Trustees shall be obligated to sell the Option Shares to Optionee for the Purchase Price.

           2.2   Determination of Purchase Price

            The price that Optionee shall pay for the Option Shares (the "Purchase Price") will be the Market Price multiplied by the number of Option Shares. For this purpose, the "Market Price" shall be an amount equal to the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal or a similar publication on the day immediately prior to the Commencement Date, provided, however, that (i) if the Common Stock is not traded on the Nasdaq National Market, the closing price on an established securities exchange or any other established interdealer quotation system shall be used, or (ii) if the Common Stock is listed on multiple exchanges or systems, the closing price on the primary exchange or system shall be used.

            2.3   Closing

            The closing (the "Closing") for the exercise of the Option and purchase of the Option Shares shall take place at the location, date and time designated by Optionee, which shall be not later than 60 days after the date of delivery of the Exercise Notice, subject to extension pursuant to Section 6. The date of the Closing shall be referred to as the "Closing Date."

            2.4   Deliveries at Closing

            At the Closing, Optionee shall pay to the Trustees the Purchase Price by wire transfer or bank cashiers' check, and the Trustees shall deliver to Optionee certificates, endorsed in blank or in proper form for transfer, evidencing the Option Shares.

      3. REPRESENTATIONS AND WARRANTIES OF TRUSTEES

            The Trustees represent and warrant to Optionee as follows:

            3.1   The Trust

            The Trust is a revocable grantor trust established by the Trustees under agreement dated May 6, 1997 (the "Trust Agreement"), and the Trustees are the only acting trustees of the Trust.

            3.2   Authority

            This Agreement has been duly executed and delivered by the Trustees and constitutes the legal, valid and binding obligation of the Trustees, enforceable against them and the Trust in accordance with its terms. The Trustees have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement on behalf of the Trust and to perform their obligations under this Agreement. The Trust Agreement grants the Trustees the power to take whatever action may be necessary or appropriate to sell shares of the Common Stock of the Company.

            3.3   No Conflicts

            Neither the execution and delivery of this Agreement nor the consummation and performance of any of the transactions contemplated by this Agreement will:

                  (a) directly or indirectly contravene, conflict with, or result in the violation of any provision of the certificate of incorporation or bylaws of the Company;

                  (b) contravene, conflict with or result in the violation of or give any governmental body or any other person the right to challenge the contemplated transactions or to exercise any remedy or obtain any relief under any order to which the Trustees, in their individual or fiduciary capacities, or the Company or any of the assets owned or used by the Company may be subject; or

                  (c) contravene, conflict with or result in a violation or breach of any agreement or any provision of any agreement to which the Trustees, in their individual or fiduciary capacities, are a party or give any person the right to declare a default or exercise any remedy under, or accelerate the maturity or performance of or to cancel, terminate or modify any agreement to which the Trustees, in their individual or fiduciary capacities, are a party.

            3.4   Ownership of Stock

            At the date of this Agreement, the Trust is the sole, true, lawful, record and beneficial owner of the Common Stock as set forth in Recital A above, free and clear of all liens and encumbrances and without restrictions on voting rights or rights of disposition and, except for this Agreement and the 293,625 shares of Common Stock subject to the Olberz Family Trust Sport Chalet

Restricted Stock Award Plan (the "Principal Stockholder Award Plan"), has not entered into any contract relating to the issuance, sale or transfer of any Common Stock of the Company.

      4. REPRESENTATIONS AND WARRANTIES OF OPTIONEE

            Optionee represents and warrants to the Trustees as follows:

            4.1   Formation; Standing

            Optionee is a duly formed limited liability company and is existing in good standing under the laws of the State of California.

            4.2   Authority

            This Agreement has been duly authorized by all necessary limited liability company action on the part of Optionee, has been duly executed and delivered by Optionee and constitutes the legal, valid and binding obligation of Optionee, enforceable against it in accordance with its terms.

            4.3   No Conflicts

            Neither the execution and delivery of this Agreement, nor the consummation and performance of the transactions contemplated hereby, will contravene, conflict with or result in a violation or breach of any agreement or any provision of any agreement to which Optionee is a party or give any person the right to declare a default or exercise any remedy under, or accelerate the maturity or performance of or to cancel, terminate or modify any agreement to which Optionee is a party.

            4.4   Members of Optionee

            At the date of this Agreement, the members of Optionee consist entirely of senior executives of the Company.

            4.5   Investment Representation

            Subject to Section 8.4, Optionee will acquire any Option Shares on exercise of the Option for investment purposes only and will not engage in any distribution thereof within the meaning of the Securities Act of 1933, as amended.

            4.6   Lack of Reliance

            Optionee and its members are fully familiar with the business and affairs (financial and other) of the Company, and are not relying on the Trustees for any such information or disclosures pertaining to the Company.

      5. COVENANTS

            5.1   Restrictions on Sale, Transfer or Encumbrance

            Except as permitted by Sections 2, 5.2 or 5.3 or to fulfill their obligations under the Principal Stockholder Award Plan, the Trustees will not during the Option Term, directly or indirectly, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Option Shares.
            5.2   Sale, Transfer or Encumbrance Prior to Commencement Date

            Prior to the Commencement Date and during the Option Term, the Trustees may sell, assign, transfer, encumber or otherwise dispose of Option Shares as follows:

                  (a) The  Trustees  may from  time to time sell  Option  Shares privately or in the market and transfer Option Shares as a gift or otherwise, provided that in no event shall the number of Option Shares remaining after any such sale or transfer constitute less than 51% of the then outstanding Common Stock on a fully-diluted basis (taking into account all shares issuable on exercise of any options outstanding or subject to future grant under the existing stock option plans, on exercise of any outstanding warrants or other rights or on conversion of any outstanding convertible securities).

                  (b) The Trustees  may pledge or otherwise  create liens on any or all of the Option Shares to secure indebtedness for money borrowed by the Trust and/or the Trustees, in their individual capacities, and such Option Shares may be transferred to or sold by a pledgee or obligee after a default in any obligation secured by such pledge or lien, provided that until any such sale or transfer the Option Shares shall remain subject to the Option for purposes of
            Section 1.1.

            5.3   Acquisition Proposals Prior to Commencement Date

            If at any time prior to the Commencement Date and during the Option Term, the Trustees or the Company desire to entertain or effect an Acquisition Proposal, or to commence any activities with respect to, or that might reasonably be expected to result in, any Acquisition Proposal, the Trustees shall promptly notify Optionee, which notice shall refer to this Section 5.3 and describe in general terms the material elements of (i) the Acquisition Proposal that the Trustees or the Company may desire to entertain or effect, or (ii) the Acquisition Proposal that is the subject of such proposed activities.

            Before the Trustees shall take (or permit the Company to take) any action to (i) solicit, initiate, encourage, induce or facilitate, (ii) engage in discussions or negotiations with any person with respect to, (iii) approve, endorse or recommend, (iv) grant any proxies or enter into any voting trust or other similar agreement or arrangement with respect to the voting of any Common Stock in favor of, (v) vote any Common Stock in favor of, or (vi) enter into any letter of intent, purchase agreement, stockholder agreement or similar document or any agreement contemplating or otherwise relating to, an Acquisition Proposal with any third party or parties, they shall first attempt to reach agreement with Optionee with respect to an Acquisition Proposal by negotiating in good faith with Optionee for a period of 90 days from the date of notice to Optionee. If at the expiration of such 90-day period, no definitive agreement for an Acquisition Proposal has been entered into with Optionee, the Trustees shall be permitted to take the action set forth in the preceding sentence for a period of one year, after which Section 5.1 and this Section 5.3 shall reapply.

            For purposes of this Section 5.3 and Section 5.4, an "Acquisition Proposal" shall mean (A) any merger, consolidation, share exchange, business combination, tender offer, exchange offer or other similar transaction in which the Company is a constituent party, in which a person or "group" (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) would acquire beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; (B) any transaction in which the Company would issue or sell securities representing more than 20% of the outstanding securities of any class of its voting securities; (C) any transaction in which the Trustees would sell or transfer to a third party or parties all or a significant portion of the Option Shares; or (D) any sale or transfer (other than sales of inventory in the ordinary course of business), exchange or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or total assets of the Company.

            5.4   Acquisition Proposals on or After Commencement Date

            On or after the Commencement Date and during the Option Term, except with the prior written consent of Optionee, the Trustees will not (i) solicit, initiate, encourage, induce or facilitate, (ii) engage in discussions or negotiations with any person with respect to, (iii) approve, endorse or recommend, (iv) grant any proxies or enter into any voting trust or other similar agreement or arrangement with respect to the voting of any Common Stock in favor of, (v) vote any Common Stock in favor of, or (vi) enter into any letter of intent, purchase agreement, stockholder agreement or similar document or any agreement contemplating or otherwise relating to, an Acquisition Proposal.

            5.5   Conduct of Trustees and Optionee

            Except as otherwise contemplated by this Agreement, neither the Trustees nor Optionee will (i) take, agree or commit to take any action that would make any representations and warranties hereunder inaccurate in any respect as of any time prior to the termination or expiration of the Option, or
(ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

            5.6   Required Filings

            As promptly as practicable after the date of this Agreement, the date of the Exercise Notice and the Closing Date, the Trustees and Optionee (including its members) will make, and cause to be made, all filings required by law, governmental authorities or markets on which the Common Stock is listed or quoted, including filings under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or required by the Nasdaq Stock Market.

            5.7   Amendment of Trust Agreement

            As promptly as practicable after the date of this Agreement, the Trustees will amend the Trust Agreement to add specific instructions to the Trustees to comply with the terms of this Agreement.

      6. CONDITIONS TO PURCHASE OF OPTION SHARES

      Optionee's obligation to purchase the Option Shares following delivery of an Exercise Notice shall be conditioned upon the following, any of which can be waived by Optionee:

            (a) Optionee being able to obtain sufficient financing to purchase the Option Shares;

            (b) there being no proceedings involving a challenge or seeking damages or relief in connection with this Agreement or the purchase of the Option Shares or that might have the effect of preventing, delaying, making illegal or otherwise interfering with the purchase of the Option Shares;

            (c) the Trustees' ability to deliver certificates evidencing the Option Shares free and clear of all liens and encumbrances; and

            (d) receipt of all required consents, if any, including governmental consents.

      In the event that a proceeding under (b) above is pending or any required consents under (d) above have not been secured by the date designated by Optionee under Section 2.3, Optionee shall have the right by notice to the Trustees to extend the Closing to a date that is not later than 120 days after the date of delivery of the Exercise Notice.

      7. TERMINATION

      This Agreement shall terminate upon, and the Parties shall have no further obligations hereunder from and after the occurrence of, any of the following:

            (a) the mutual agreement of the Trustees and Optionee;

            (b) Craig L. Levra ceasing to be the Chief Executive Officer of the Company at any time prior to the Commencement Date, whether by reason of death, voluntary resignation, termination by the Company or otherwise; or

            (c) the  consummation of an Acquisition  Proposal as contemplated by
      Section 5.3 prior to the Commencement Date, whereby the Trustees no longer own any Option Shares.

      8. MISCELLANEOUS

            8.1   Interpretation

            Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, and all terms to the singular or plural, as the context in which they are used may require. In the event any claim is made relating to the construction or interpretation of any provision of this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was initially drafted by or at the request of a particular Party or its counsel. Unless otherwise expressly provided, "including" does not limit the preceding words or terms, "or" is used in the inclusive sense and references to numbered Sections refer to such Sections to this Agreement.

            8.2   Governing Law

            The validity, construction and performance of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

            8.3   Entire Agreement

            This Agreement embodies the entire agreement and understanding between the Parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the Parties pertaining to that subject matter.

            8.4   Assignment

            Neither this Agreement nor any rights under this Agreement may be assigned or transferred by the Trustees or Optionee without the prior written consent of the other Party; provided, however, that Optionee may assign its rights hereunder directly to its members on the dissolution or liquidation of Optionee prior to the Closing Date. Notwithstanding the foregoing, Optionee or the members of Optionee shall be able to assign an interest in the Option and/or the Option Shares to other individuals or entities for purposes of completing or financing the purchase of the Option Shares, provided that no such individual or entity shall be directly engaged in a sporting goods retail business in competition with the Company.

            8.5   Binding Effect

            The provisions of this Agreement shall bind and inure to the benefit of the Parties and their respective successors, including any surviving or successor trustees of the Trust, and permitted assigns.

            8.6   Parties in Interest

            Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the Parties any right or remedy under or by reason of this Agreement.

            8.7   Notices

            Any notice or communication required or contemplated by this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) when transmitted by facsimile, provided confirmation is generated by the transmitting equipment and confirmatory notice is sent by first class mail, postage prepaid, or (iii) forty-eight (48) hours after deposit with the U.S. Postal Service as first class mail, registered or certified, postage prepaid, and addressed as follows:

      If to Trustees:

      Olberz Family Trust
      c/o Karl I. Swaidan, Esq.
      Hahn & Hahn
      301 E. Colorado Blvd.
      Pasadena, CA 91101-1915
      Facsimile:  (626) 449-7357

      If to Optionee:

      Mr. Craig L. Levra
      Manager
      SC Option, LLC
      c/o Sport Chalet, Inc.
      920 Foothill Boulevard
      La Canada, CA 91011

     Facsimile:  (818) 790-0677
or such other address as such Party shall have designated by notice so given to the other Party.

            8.8   Expenses

            Each Party will bear its own expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions described in this Agreement.

            8.9   Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

            8.10  Amendment; Waiver

            This Agreement may be amended, modified or supplemented only by a writing executed by each of the Parties. Either Party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of that Party. No waiver by either Party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a Party to seek a remedy for noncompliance or breach by the other Party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

            8.11  Further Assurances

            The Trustees and Optionee will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and use their respective best efforts to secure such consents and take all such further action, as may be reasonably necessary in order to perform their obligations under this Agreement.

            8.12  Dispute Resolution

            The Parties desire to resolve  disputes arising out of or related to
this  Agreement  without   litigation  and  therefore  agree  to  the  following
procedure:

                  (a) Except as provided in subsection  (d) below,  in the event of any dispute, controversy or claim arising out of or related to this Agreement, including a breach hereof, the Parties shall consult and attempt to settle such dispute, controversy or claim. If they do not reach a settlement with 30 days, then upon notice by a Party, any such dispute, controversy or claim shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable Commercial Arbitration Rules.

                  (b) There shall be one  arbitrator  who shall be designated by the Parties or, if the Parties cannot agree, by the American Arbitration Association. The arbitration shall be held in Los Angeles, California. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The award shall be final and binding on the Parties and judgment thereon may be entered in any court having jurisdiction thereof or having jurisdiction over either of the Parties or their assets.

                  (c) Each Party shall bear its own legal fees and other  costs.
             The Parties shall equally share the fees of the arbitration and the arbitrator; provided, however, that the arbitrator may apportion the fees of the arbitration and the arbitrator, but not the Parties' legal fees and other costs.

                  (d) The Parties agree that Optionee may be irreparably damaged if the Trustees fail to sell the Option Shares upon exercise of the Option or to perform any of their other obligations under this Agreement, and that Optionee would not have an adequate remedy at law for money damages. Accordingly, Optionee shall be entitled to commence litigation seeking specific performance and injunctive or other equitable relief to enforce performance of this Agreement by the Trustees, including an action to compel compliance with the foregoing dispute resolution procedure. The prevailing party in any such litigation shall be entitled to recover its legal fees and other costs.

            8.13  Survival

            All representations and warranties contained in this Agreement shall survive the grant of the Option and the delivery of and payment for the Option Shares.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year first above written.


OPTIONEE


SC Option, LLC



By: /s/ Craig Levra                   By:  /s/ Howard Kaminsky
   -----------------------               -------------------------
Name:  Craig Levra                    Name:  Howard Kaminsky
Title: Manager                        Title: Manager


TRUSTEES


By: /s/ Norbert Olberz                By:  /s/ Irene Olberz
  ------------------------               --------------------------

Norbert Olberz, as Co-Trustee         Irene Olberz, as Co-Trustee
of the Olberz Family Trust            of the Olberz Family Trust







      To induce SC Option, LLC to enter into the foregoing Option Agreement (the "Agreement"), the undersigned, in their individual capacities and as Co-Trustees of the Olberz Family Trust (the "Trust"), agree (i) to cause the existing and any successor trustees of the Trust to comply with the terms of the Agreement;
(ii) not to take any action, or permit any action to be taken, that would revoke the Trust, and (iii) not to amend the provisions of the agreement governing the Trust that deal with either the powers of the trustees to sell shares of the Common Stock of Sport Chalet, Inc., or the instructions to the trustees to comply with the terms of the Agreement.


                                    /s/ Norbert Olberz
                                    .........................................
                                     Norbert Olberz


                                    /s/ Irene Olberz
                                    .........................................
                                     Irene Olberz

                                                                    Exhibit 99.3
                                                                    ------------

September 18, 2002


Mr. Robert K. Herdman
Chief Accountant
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1103

Dear Mr. Herdman,

Sport Chalet, Inc. (the Company) hereby confirms its understanding based upon telephone conversations with members of the SEC staff, that the staff will not object to the Company's proposed accounting treatment, as described by issues 1 through 4 of the attached letter to the SEC dated July 1, 2002, for the grant of an option from the Company's founder and principal shareholder to a limited liability company controlled by certain members of the Company's executive management team. The Company further understands that the staff has requested certain modifications to the proposed disclosure for the option grant. The following disclosure has been modified to include the staff's comments:

      On ______, 2002, the Company's founder and principal stockholder, Norbert Olberz, and his wife, through a family trust, granted an option to purchase all of the shares (currently 4,351,972) of the Company's common stock held by the family trust to a newly formed limited liability company (the "LLC"). The LLC is owned by the Company's chairman and chief executive officer and the Company's chief financial officer. Under the terms of the grant, the option becomes exercisable for 181 days from the date of death ("vesting" or "measurement" date) of Mr. Olberz, at an exercise price equal to the market price on the date of Mr. Olberz' death. The option terminates by mutual consent between the family trust and the members of the LLC or in the event that the Company's chairman and chief executive officer ceases to be the chief executive officer of the Company. The family trust may borrow against the shares until the vesting date and may also sell shares provided that the family trust maintains ownership of at least 51% of the Company's shares on a fully diluted basis.

      For financial accounting purposes, the grant of the option by the principal stockholder of the Company is being treated in a manner consistent with a grant of an option by the Company. The Company has also treated the grant of the option to the LLC as if the grant was made directly to employees of the Company, as the members of the LLC are employees of the Company and that no non-employee services will be provided to the Company by the LLC or members of the LLC and, for economic and tax purposes, the LLC is a pass through entity in that all income or losses of the LLC are passed through to its individual members.

      In addition, vesting of the option, except for the Company's chief financial officer, is contingent upon continued employment. Because the option has been granted with an exercise price equal to the market price on the measurement date, the Company will not be required to recognize compensation expense in connection with the grant of the option. The fair value of the option is being recognized as compensation expense for purposes of calculating pro forma net income and pro forma earnings per share as required by FASB Statement No.123, Accounting for Stock-Based Compensation. The fair value for the option was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of _._%, dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 0.__ and an expected life of the option of 180 days. For purposes of pro forma disclosures, the estimated fair value of $__________ for the option is being amortized to expense over the option's vesting period, which has been estimated at __years.

The Company acknowledges the staff's non-objection to the proposed accounting treatment and Ernst & Young's concurrence with the proposed accounting treatment are based upon the condition that the members of the LLC are employees of the Company and that no non-employee services will be provided to the Company by the LLC or members of the LLC. In the event that goods or services (other than employees services) are provided to the Company by the LLC or its members, the Company will be required to account for all or a portion of the option grant pursuant to EITF 96-18 Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

I look forward to your written confirmation of the Company's understanding of the staff's position. I can be reached at (818) 790-2717 extension 257.

Respectfully submitted,



/s/ Howard Kaminsky
-------------------------
Howard Kaminsky
Executive Vice President- Finance
Chief Financial Officer

cc:  Carol Stacey
     Chief Accountant
     Division of Corporate Finance
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549-1103


     Carlo Pippolo, E&Y
     Aubie Goldenberg E&Y

                                                                    Exhibit 99.4
                                                                    ------------

                      [ON ERNST & YOUNG LLP's LETTERHEAD]



December 20, 2002



Mr. Ken Olsen
Chairman, Audit Committee
Sport Chalet Inc.

Dear Mr. Olsen:

On July 1, 2002, the Company sent a letter to the Chief Accountant of the Securities and Exchange Commission (SEC) to seek the staff's concurrence with the accounting and related disclosures for a proposed transaction. We understand that the Company's founder, Mr. Norbert Olberz intends to grant an option to an LLC owned by certain members of management to purchase the Sport Chalet shares owned by Mr. Olberz upon his death (the Grant). The Company's letter dated July 1, 2002, contains a more detailed description of the Grant and proposed accounting treatment and disclosure.

I participated with Carlo Pippolo, a partner in our National Accounting Standards Practice, and the Company's Chief Financial Officer, Howard Kaminsky, in a teleconference with members of the staff led by Corina Canedo of the Office of the Chief Accountant of the SEC. The staff provided oral comments to the Company's letter and asked clarifying questions during the course of the teleconference.

Messrs. Kaminsky and Pippolo conducted a follow-up call with Ms. Canedo. Based upon that discussion, the Company sent to the SEC a second letter dated September 18, 2002 to clarify its accounting for the Grant and the related disclosures. We understand that Ms. Canedo subsequently confirmed to Mr. Kaminsky and separately to Mr. Pippolo that the staff would not object to the Company's proposed accounting treatment and disclosures.

We read and provided comments on both submissions to the staff prior to their mailing. We concur with the Company's proposed accounting treatment as described in the Company's letter to the staff. We understand that the staff does not intend to provide written acknowledgment of its conclusion with respect to the Company's written submission.

Should you have further questions, please contact me at 310-551-6452.

                                                     Very truly yours,


                                                     /s/ Aubie Goldenberg
                                                     ----------------------
                                                     Aubie Goldenberg
                                                     Partner

cc:  Howard Kaminsky
     Craig Levra

Attachments:      letter dated 9/18/02
                  letter dated 7/1/02

                                                                    Exhibit 99.5
                                                                    ------------


                                  NEWS RELEASE

For Immediate Release                     Contact: Howard Kaminsky, Exec. VP-CFO
                                                                  (818) 949-5386

        THE OLBERZ FAMILY TRUST GRANTS OPTION TO SPORT CHALET MANAGEMENT

Los Angeles,  California - (December  23, 2002) - Sport  Chalet,  Inc.  (Nasdaq:
SPCH) announced that on December 20, 2002 the Olberz Family Trust granted to SC Option, LLC, a newly-formed limited liability company owned by Sport Chalet's executive management team, an option to purchase, upon the death of Norbert Olberz (the Company's founder and principal stockholder), all of the shares of the Common Stock of the Company held by the trust. These shares, currently 4,351,972, represent approximately 66% of all outstanding shares of the Company. The SC Option, LLC operating agreement limits the members of the LLC to members of Sport Chalet's executive management team. The exercise price of the option will be the closing price of the Common Stock on the day preceding the date of Mr. Olberz' death. The option terminates upon certain events, including Craig Levra ceasing to be Chief Executive Officer.

Commenting on this development, Craig Levra, Chairman and Chief Executive Officer, said, "Norbert built this company from the ground up, and he recognizes the need to establish a method for ensuring an orderly transition. The grant of this option now gives management the ability to create a plan for that transition."

For financial accounting purposes, the grant of the option by the principal stockholder of the Company is being treated in a manner consistent with a grant of an option by the Company. The Company has also treated the grant of the option to the LLC as if the grant was made directly to employees of the Company, as (i) the members of the LLC are employees of the Company, (ii) no non-employee services will be provided to the Company by the LLC or members of the LLC and
(iii) for economic and tax purposes, the LLC is a pass through entity in that all income or losses of the LLC are passed through to its individual members. In addition, upon a member of the LLC (other than Craig Levra, the Company's
Chairman of the Board, President and CEO, or Howard Kaminsky, the Company's Executive Vice President - Finance and CFO) ceasing to be a senior executive officer of the Company, his or her membership interest shall terminate. Because the option has been granted with an exercise price equal to the market price on the measurement date, the Company will not be required to recognize compensation expense in connection with the grant of the option. The fair value of the option will be recognized as compensation expense for purposes of calculating pro forma net income and pro forma earnings per share as required by FASB Statement No.123, Accounting for Stock-Based Compensation. The fair value for the option was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rates of 4.0%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 0.41; and an expected life of the option of 180 days. For purposes of pro forma disclosures, the estimated fair value of $3.8 million for the option is being amortized to expense over the option's vesting period, which has been estimated at nine years.

Sport Chalet, founded in 1959, is a leading operator of full service specialty sporting goods superstores in Southern California and Southern Nevada. The Company offers over 35 services for the serious sports enthusiast, including custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, dive charters, team sales, racquet stringing, and bicycle tune up and repair throughout its 28 locations. The address for Sport Chalet's web site is www.sportchalet.com.
   -------------------

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                      -end-